SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities Exchange Act of 1934
(Amendment No. )

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[X]   Soliciting Material Pursuant to Section 240.14a-12

AMCAP Fund, Inc.
American Balanced Fund, Inc.
The American Funds Income Series
American Funds Money Market Fund
American Funds Target Date Retirement Series, Inc.
The American Funds Tax-Exempt Series I
The American Funds Tax-Exempt Series II
American High-Income Municipal Bond Fund, Inc.
American High-Income Trust
American Mutual Fund, Inc.
The Bond Fund of America, Inc.
Capital Income Builder, Inc.
Capital World Bond Fund, Inc.
Capital World Growth and Income Fund, Inc.
EuroPacific Growth Fund
Fundamental Investors, Inc.
The Growth Fund of America, Inc.
The Income Fund of America, Inc.
Intermediate Bond Fund of America
International Growth and Income Fund, Inc.
The Investment Company of America
Limited Term Tax-Exempt Bond Fund of America
The New Economy Fund
New Perspective Fund, Inc.
New World Fund, Inc.
Short-Term Bond Fund of America, Inc.
SMALLCAP World Fund, Inc.
The Tax-Exempt Bond Fund of America, Inc.
The Tax-Exempt Money Fund of America
Washington Mutual Investors Fund, Inc.
______________________________________________
(Name of Registrant as Specified In Its Charter)

__________________________________________________________
(Name of Person(s) Filing Proxy Statement, other than the Registrant)

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Adviser Bulletin

American Funds Distributors, Inc.
333 South Hope Street
Los Angeles, California 90071-1406

July 2009

Upcoming proxy vote for American Funds shareholders

Dear Financial Adviser:

In late August, American Funds shareholders will begin receiving proxy materials asking them to vote on measures designed to reduce expenses and increase investment flexibility. If approved, the proposals will give fund managers the tools necessary to make the funds more efficient and better able to meet the challenges of a rapidly changing investment environment.

Some of the eight proposals will affect all of the American Funds, and some apply only to certain funds. The proposals fall into categories that include:

•	fund business, such as electing members to the funds’ boards
•	agreements between the funds and Capital Research and Management Company,SM the investment adviser to the funds
•	definition of the funds’ investment policies

American Funds Insurance Series® has scheduled a similar proxy vote.

Detailed information about the individual proposals will be available on americanfunds.com in late August.

Please alert your clients who are invested in the American Funds that they will receive proxy materials by mail. Encourage them to vote promptly in order to avoid receiving follow-up phone calls and mailings about these important proxy measures. If you have questions, call us at 800/421-9900, ext. 4. More information will be available on americanfunds.com/adviser in coming weeks.

Thank you for your continued support of American Funds.

Cordially,

/s/ Kevin G. Clifford

Kevin G. Clifford
President

Shareholders of each fund are encouraged to read the joint proxy statement when it becomes available as it contains important information regarding the proposed transactions. Shareholders may obtain the joint proxy statement, and other relevant documents, for free on the SEC’s website at sec.gov. You may also request a complimentary copy of the joint proxy statement by calling American Funds Service Company at 800/421-0180 or writing to the secretary of the applicable fund at 333 South Hope Street, Los Angeles, California 90071.

For financial professionals only. Not for use with the public.